Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the previously filed Registration Statement on Form S-8 of the Commercial and Savings Bank 401(k) Plan of our report dated June 28, 2012, relating to our audit of the financial statements of the Commercial and Savings Bank 401(k) Plan, which appears in this Annual Report on Form 11-K of the Commercial and Savings Bank 401(k) Plan for the year ended December 31, 2011.

/s/ S.R. Snodgrass, A.C.

Wexford, Pennsylvania

June 28, 2012

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